PURCHASE CONTRACT
TO PURCHASE PERSONAL PROPERTY

SALE: Adlon Investments, Inc., a Wyoming Corporation, 100% Member of Sunza Investments, LLC., a Wyoming Limited Liability Company, ("SI"), agrees to sell its 100% Membership Interest in "SI" to Hubilu Venture Corporation, ("HVC"), 205 S. Beverly Drive, Suite 205, Beverly Hills, CA 90212. Included in the sale is the 100% ownership interest of "SI" in property at 3910 Walton Ave., Los Angeles, CA 90037. ("property") Purchase Price is $510,000.00, based on the following terms:

TERMS: Subject To:

1st Note/TD Sunza Investments, LLC., a Wyoming Limited Liability Company, as Trustee of the 3910 Walton Avenue Trust, Dated April 3rd, 2018 ("Maker") promise(s) to pay to Belladonna Lily Investments, Inc, a Wyoming Corporation ("Payee") or order, at 205 S. Beverly Drive, Ste 205, Beverly Hills, CA 90212, the sum of Three Hundred and Twenty Five Thousand, Five Hundred Dollars 00/100 ($325,500.00) with interest only from April 5, 2018 on unpaid principal at the rate of 6% per annum. Interest only payable in monthly installments of One Thousand Six Hundred and Twenty Seven Dollars AND 50/100 ($1,627.50) or more on the 1st day of each month, beginning on the 1st day of May 2018 and continuing until 30th day of April 2020, at which time the entire principal balance together with interest due thereon, shall become due and payable.

2nd Note/TD Sunza Investments, LLC., a Wyoming Limited Liability Company, as Trustee of the 3910 Walton Avenue Trust, Dated April 3rd, 2018 ("Maker") promise(s) to pay to Belladonna Lily Investments, Inc, a Wyoming Corporation ("Payee") or order, at 205 S. Beverly Drive, Ste 205, Beverly Hills, CA 90212, the sum of One Hundred and Fifty Nine Thousand, Five Hundred Dollars 00/100 ($159,500.00) with interest only from April 5th on the 1st day of May 2018 and continuing until the 30th day of April 2020, at which time the entire Principal balance together with interest is due thereon, shall become due and payable. Said Note to increase to $184,500.00 effective 5/31/2018.

Due diligence is subject to verification of title and rental income. Escrow Company to be Wilshire Escrow. Adlon Investments, Inc. To indemnify Hubilu Venture Corporation of any liability with respect to Sunza Investments, LLC., and its assets prior to closing escrow. Each party to pay its own closing costs. Escrow fee is paid 50/50.

CLOSING: SALE TO CLOSE BY MAY 31, 2018.

David Behrend, CEO — Date: 5/30/2018
Hubilu Venture Corporation

David Behrend, Manager — Date: 5/30/2018
Sunza Investments, LLC

David Behrend, President — Date: 5/30/2018
Adlon Investments, Inc.